Blue Bird Completes Acquisition of Girardin Group’s Stake in Micro Bird Joint Venture

•Establishes full ownership of Micro Bird, integrating operations under one brand and leadership team
•Strengthens Blue Bird’s position with the industry’s most comprehensive bus portfolio
•Expands addressable market with the Buy America–compliant shuttle bus market

MACON, Ga. — April 2, 2026 — Blue Bird Corporation (Nasdaq: BLBD), the leader in electric and low-emission school buses, today announced the successful completion of its previously announced acquisition of Girardin Group’s stake in the Micro Bird joint venture, resulting in Blue Bird taking full ownership of the enterprise.

The transaction, valued at approximately $200 million and funded through a combination of cash and Blue Bird common stock, marks a significant milestone in the company’s strategy to streamline operations and expand its market reach.

With the closing of the acquisition, Blue Bird fully consolidates its North American operations, unifying its businesses under one brand, one team, and one operating approach. The integration, which is already underway, enhances the company’s ability to deliver the broadest product portfolio in the industry, spanning Type A, C, and D school buses, as well as multi-purpose and commercial vehicles across diesel, gasoline, propane, and electric powertrains.

“This is an important and exciting milestone for Blue Bird,” said John Wyskiel, president and CEO of Blue Bird Corporation. “With full ownership of

Micro Bird, we are further strengthening our strategic position, enhancing operational alignment, and expanding our ability to serve customers with a comprehensive range of innovative transportation solutions. We are well-positioned to drive long-term growth and create value for our shareholders.”

As part of the transaction, Blue Bird welcomes Steve Girardin to its Board of Directors, adding decades of industry experience and leadership expertise to the company’s governance.

“On behalf of the Board, we are pleased to welcome Steve Girardin and look forward to his contributions,” said Doug Grimm, Chairman of the Board. “This transaction represents a natural evolution of a highly successful partnership and further strengthens Blue Bird’s leadership position in the North American bus market.”

The acquisition also enhances Blue Bird’s participation in the growing Buy America–compliant shuttle bus market, building on Micro Bird’s expansion into the segment following the opening of its Plattsburgh, New York manufacturing facility in 2025.

Founded in 2009 as a 50/50 joint venture between Blue Bird and Girardin Group, Micro Bird has become a leading manufacturer of Type A school and commercial buses, with approximately 960 team members across its operations in Drummondville, Quebec, and Plattsburgh, New York.

About Blue Bird Corporation
Blue Bird (NASDAQ: BLBD) is recognized as a technology leader and innovator of school buses since its founding in 1927. Our dedicated team members design, engineer and manufacture school buses with a singular focus on safety, reliability, and durability. School buses carry the most precious cargo in the world – 25 million children twice a day – making them the most trusted mode of student transportation. The company is the proven leader in low- and zero-emission school buses with more than 25,000 propane, natural gas, and electric powered buses sold. Blue Bird is transforming the student transportation industry through cleaner energy solutions. For more information on Blue Bird’s complete product and service portfolio, visit www.blue-bird.com.

About Micro Bird
Established in 2009, Micro Bird Inc. is a joint venture between Girardin Minibus and Blue Bird Corporation, combining nearly 160 years of experience in the bus industry. Headquartered in Drummondville, Quebec, Micro Bird designs and manufactures the complete line of Type A school, commercial, and electric buses known for their durability, safety, and long-term value. In 2025, Micro Bird expanded its footprint with a state-of-the-art manufacturing facility in Plattsburgh, New York — a strategic investment that brings the company closer to its U.S. customers and strengthens its ability to deliver innovative, Buy America Act–compliant transportation solutions across North America. For more information, visit www.microbird.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements in this press release include statement related to the effects of the Micro Bird transaction on Blue Bird’s:

•Strategic position and leadership position
•Operational alignment
•Breadth of customer solutions
•Position for long-term growth and value creation
•Participation in Buy America program

Other forward-looking statements can be identified by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties, including risks related to the post-closing integration of the acquired business, the risk that incremental returns from the acquisition will be less than projected and other customary risks related to mergers and acquisitions. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Blue Bird Investor Contact
Mark Benfield
Blue Bird Corporation
(478) 822-2315
Mark.Benfield@blue-bird.com